Exhibit 99.1

News Release
RAMBUS REPORTS FIRST QUARTER 2020 FINANCIAL RESULTS

•
Excellent quarter, exceeding expectations for revenue and profit: GAAP revenue of $64.0 million; licensing billings of $67.1 million, product revenue of $30.7 million, and contract and other revenue of $13.6 million

•	$37.3 million in cash provided by operating activities, further strengthening the balance sheet

•	Record revenue from both the silicon IP and chip businesses, bolstered by strong demand in data center and infrastructure

•	Increasing bandwidth, capacity and security requirements driven by the shift to remote operations are accelerating demand for IP and chips in data center, cloud and 5G

SUNNYVALE, Calif. - May 4, 2020 - Rambus Inc. (NASDAQ:RMBS), a premier silicon IP and chip provider making data faster and safer, today reported financial results for the first quarter ended March 31, 2020. GAAP revenue for the first quarter was above expectations at $64.0 million; licensing billings were $67.1 million, product revenue was $30.7 million, and contract and other revenue was $13.6 million. The Company also generated $37.3 million in cash provided by operating activities.

“Rambus had an exceptional first quarter with record revenue from both our silicon IP and chip businesses, driven by excellent execution and continued gains in market share,” said Luc Seraphin, chief executive officer of Rambus. “The dedication of our team and resilience of our business model under the current circumstances, combined with accelerated demand for our products across the critical markets of data center, networking and 5G, give us confidence in our ongoing ability to generate cash, further strengthen our balance sheet and emerge a stronger company.”

Business Review

The dramatic global shift towards working from home and virtual collaboration caused by COVID-19 has put an enormous strain on global data infrastructure, increasing demands for bandwidth, capacity and security in data center, cloud and 5G applications to rapidly scale remote access. As a result, customer demand remains strong in these critical markets, despite significant uncertainty in the macro environment. The Company’s focus on our core strength in semiconductor, emphasis on operational efficiency and strong cash generation have built an enduring foundation for growth that enables our product teams to provide uninterrupted delivery on our commitments to customers. With predictable patent licensing and a strong balance sheet, the Rambus business model is naturally resilient to the economic uncertainty resulting from COVID-19, and our innovations and products are well aligned to both near and long-term customer demand.

The Rambus silicon IP business delivered record revenue in the first quarter, augmented by multiple tier-1 SoC design wins and strong execution from last year’s acquisitions. The Company strengthened its position in the critical markets of data center, cloud, communications, HPC, AI and 5G, with additions to both the high-speed interface and security IP portfolios. Our industry-leading, silicon-proven 112G XSR die-to-die and chiplet interface and complete HBM2E memory solution, featuring an integrated PHY and digital controller, provide the critical interconnects for moving data in next-generation high-performance applications. The tremendous growth in the amount of data being generated is also increasing requirements to secure data while at-rest and in-motion. The team continues to drive growth in security with multiple tier-1 SoC design wins for root of trust and secure protocol solutions. We extended our industry leadership with the recent launch of an 800G MACsec solution to protect data in motion in cloud, networking, AI and 5G applications.

The Company’s memory interface chip business delivered record revenue for the fourth consecutive quarter, driven by continued gains in market share and bolstered by the increased demand for memory in data center and cloud. Emphasizing excellence in quality and delivery, data center and OEM qualifications continue to increase for the DDR4 memory interface chipset, and the Company remains well positioned as a first mover for the industry transition to DDR5.

Quarterly Financial Review - GAAP	Three Months Ended March 31,
(In millions, except for percentages and per share amounts)	2020	2019
Revenue
Royalties	$19.7	$24.8
Product revenue	30.7	9.0
Contract and other revenue	13.6	14.6
Total revenue	$64.0	$48.4
Cost of product revenue	$10.3	$4.4
Cost of contract and other revenue	$1.2	$2.9
Amortization of acquired intangible assets (included in total cost of revenue)	$4.4	$3.9
Total operating expenses (1)	$58.9	$68.6
Operating loss	$(10.8)	$(31.4)
Operating margin	(17)%	(65)%
Net loss	$(8.0)	$(26.6)
Diluted net loss per share	$(0.07)	$(0.24)
Net cash provided by operating activities	$37.3	$28.8

(1)	Includes amortization of acquired intangible assets of approximately $0.3 million and $1.1 million for the three months ended March 31, 2020 and 2019, respectively.

Quarterly Financial Review - Non-GAAP (including operational metric) (1)	Three Months Ended March 31,
(In millions)	2020	2019
Licensing billings (2)	$67.1	$75.4
Product revenue	$30.7	$9.0
Contract and other revenue	$13.6	$14.6
Cost of product revenue	$10.3	$4.4
Cost of contract and other revenue	$1.2	$2.9
Total operating expenses	$51.9	$60.0
Interest and other income (expense), net	$1.2	$1.1
Diluted share count	115	111

(1)
See “Supplemental Reconciliation of GAAP to Non-GAAP Results” table included below. Note that the applicable non-GAAP measures are presented and that revenue, cost of product revenue and cost of contract and other revenue are solely presented on a GAAP basis.

(2)	Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences.

Revenue for the quarter was $64.0 million, above the high end of our expectations primarily due to our strong performance in our memory interface chip business. We also had licensing billings of $67.1 million, product revenue of $30.7 million, and contract and other revenue of $13.6 million. We had total GAAP cost of revenue of $15.9 million and operating expenses of $58.9 million. We also had total non-GAAP operating expenses of $51.9 million, at the low end of our expectations through our cost management actions. Due to our strong revenue performance and cost management actions, our profit was above the high end of our expectations. We had GAAP diluted net loss per share of $0.07. Our basic share count was 113 million shares and our diluted share count would have been 115 million shares.

Cash, cash equivalents, and marketable securities as of March 31, 2020 were $435.4 million, an increase of $27.8 million from December 31, 2019, mainly due to $37.3 million in cash provided by operating activities.

2020 Second Quarter Outlook

The Company will discuss its full revenue guidance for the second quarter of 2020 during its upcoming conference call. The following table sets forth second quarter outlook for other measures.

(In millions)	GAAP	Non-GAAP (1)
Licensing billings (2)	$57 - $63	$57 - $63
Product revenue	$27 - $33	$27 - $33
Contract and other revenue	$8 - $14	$8 - $14
Total operating costs and expenses	$77 - $73	$66 - $62
Interest and other income (expense), net	$3	$1
Diluted share count	116	116

(1)
See “Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates” table included below. Note that the applicable non-GAAP measures are presented, and that revenue is solely presented on a GAAP basis.

(2)
Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences. This metric is the same for both GAAP and non-GAAP presentations.

For the second quarter of 2020, the Company expects licensing billings to be between $57 million and $63 million. The Company also expects royalty revenue to be between $9 million and $15 million, product revenue to be between $27 million and $33 million and contract and other revenue to be between $8 million and $14 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for various product sales, solutions licensing among other matters.

The Company also expects operating costs and expenses to be between $77 million and $73 million. Additionally, the Company expects non-GAAP operating costs and expenses to be between $66 million and $62 million. These expectations also assume non-GAAP interest and other income (expense), net, of $1 million, tax rate of 24% and diluted share count of 116 million, and exclude stock-based compensation expense ($6 million), amortization expense ($5 million), non-cash interest expense on convertible notes ($2 million) and interest income related to the significant financing component from fixed-fee patent and technology licensing arrangements ($4 million).

Conference Call:

Rambus management will discuss the results of the quarter during a conference call scheduled for 2:00pm PT today. The call, audio and slides will be available online at investor.rambus.com and a replay will be available for the next week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 9761889.

Non-GAAP Financial Information:

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: operating expenses and interest and other income (expense), net. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expenses, acquisition-related costs and retention bonus expense, amortization expenses, restructuring charges, change in fair value of earn-out liability, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the reported periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods as they are related to acquisitions and have no direct correlation to the Company’s operations.

Restructuring charges. These charges may consist of severance, contractual retention payments, exit costs and other charges and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Change in fair value of earn-out liability. This change is due to a reduction of acquisition purchase consideration. This is a non-recurring benefit that has no direct correlation to the operation of the Company's business.

Amortization expense. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 24 percent for both 2020 and 2019, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Rambus is a premier Silicon IP and chip provider that makes data faster and safer. With 30 years of innovation, we continue to develop the foundational technology for all modern computing systems. Leveraging our semiconductor expertise, Rambus solutions speed performance, expand capacity and improve security for today’s most demanding applications. From data center and edge to artificial intelligence and automotive, our interface and security IP, and memory interface chips enable SoC and system designers to deliver their vision of the future. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including those relating to Rambus’ expectations regarding operating results and business opportunities, growth in product and service offerings and product revenue, expected benefits of our merger, acquisition and divestiture activity and related integration, and financial guidance for the second quarter of 2020, including licensing billings and revenue estimates, operating costs and expenses, interest and other income (expense), net and estimated, fixed, long-term projected tax rates on a GAAP and non-GAAP basis, as appropriate. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by Rambus’ management. Actual results may differ materially. Rambus’ business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission, as well as the potential adverse impacts related to, or arising from, the Novel

Coronavirus (COVID-19). Rambus undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Rahul Mathur
Senior Vice President, Finance and Chief Financial Officer
Rambus Inc.
(408) 462-8000
rmathur@rambus.com

Source: Rambus Inc.

Rambus Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS

Current assets:
Cash and cash equivalents	$175,446	$102,176
Marketable securities	259,999	305,488
Accounts receivable	44,364	44,039
Unbilled receivables	172,042	184,366
Inventories	9,848	10,086
Prepaids and other current assets	17,057	18,524
Total current assets	678,756	664,679
Intangible assets, net	50,208	54,900
Goodwill	183,465	183,465
Property, plant and equipment, net	47,743	44,714
Operating lease right-of-use assets	34,493	37,020
Deferred tax assets	4,541	4,574
Unbilled receivables, long-term	314,706	343,703
Other assets	5,579	5,931
Total assets	$1,319,491	$1,338,986

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$15,730	$9,549
Accrued salaries and benefits	12,411	20,291
Deferred revenue	10,121	11,947
Income taxes payable, short-term	19,892	19,142
Operating lease liabilities	5,194	6,357
Other current liabilities	16,715	18,893
Total current liabilities	80,063	86,179
Long-term liabilities:
Convertible notes, long-term	150,561	148,788
Long-term operating lease liabilities	38,074	39,889
Long-term income taxes payable	55,163	60,094
Deferred tax liabilities	14,140	13,846
Other long-term liabilities	15,792	19,272
Total long-term liabilities	273,730	281,889
Total stockholders’ equity	965,698	970,918
Total liabilities and stockholders’ equity	$1,319,491	$1,338,986

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019

Revenue:
Royalties	$19,694	$24,853
Product revenue	30,728	8,964
Contract and other revenue	13,567	14,567
Total revenue	63,989	48,384
Cost of revenue:
Cost of product revenue (1)	10,343	4,427
Cost of contract and other revenue	1,198	2,908
Amortization of acquired intangible assets	4,344	3,863
Total cost of revenue	15,885	11,198
Gross profit	48,104	37,186
Operating expenses:
Research and development (1)	36,664	40,619
Sales, general and administrative (1)	22,895	26,520
Amortization of acquired intangible assets	348	1,125
Restructuring charges	836	331
Change in fair value of earn-out liability	(1,800)	—
Total operating expenses	58,943	68,595
Operating loss	(10,839)	(31,409)
Interest income and other income (expense), net	6,374	7,413
Interest expense	(2,555)	(2,271)
Interest and other income (expense), net	3,819	5,142
Loss before income taxes	(7,020)	(26,267)
Provision for income taxes	963	309
Net loss	$(7,983)	$(26,576)
Net loss per share:
Basic	$(0.07)	$(0.24)
Diluted	$(0.07)	$(0.24)
Weighted average shares used in per share calculation
Basic	112,907	109,692
Diluted	112,907	109,692
_________
(1) Total stock-based compensation expense for the three months ended March 31, 2020 and 2019 is presented as follows:

	Three Months Ended March 31,
	2020	2019
Cost of product revenue	$—	$1
Research and development	$2,613	$3,210
Sales, general and administrative	$3,459	$3,978

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019

Total operating expenses	$58,943	$68,595
Adjustments:
Stock-based compensation expense	(6,072)	(7,189)
Acquisition-related costs and retention bonus expense	(1,577)	—
Amortization of acquired intangible assets	(348)	(1,125)
Restructuring charges	(836)	(331)
Change in fair value of earn-out liability	1,800	—
Non-GAAP total operating expenses	$51,910	$59,950

Interest and other income (expense), net	$3,819	$5,142
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(4,368)	(5,707)
Non-cash interest expense on convertible notes	1,773	1,678
Non-GAAP interest and other income (expense), net	$1,224	$1,113

Rambus Inc.
Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates
(In millions)
(Unaudited)

2020 Second Quarter Outlook	Three Months Ended June 30, 2020
	Low	High

Forward-looking operating costs and expenses	$76.9	$72.9
Adjustments:
Stock-based compensation expense	(6.1)	(6.1)
Amortization of acquired intangible assets	(5.0)	(5.0)
Forward-looking Non-GAAP operating costs and expenses	$65.8	$61.8

Forward-looking interest and other income (expense), net	$3.1	$3.1
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(3.7)	(3.7)
Non-cash interest expense on convertible notes	1.8	1.8
Forward-looking Non-GAAP interest and other income (expense), net	$1.2	$1.2